REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into on April 28, 2011, by and between Calpian, Inc., a Texas corporation (the “Company”), and HD Special-Situations II, LP (the “Lender”).

Recitals

A. Pursuant to a Note Purchase Agreement entered into between the Company and the Lender concurrently herewith (the “Note Purchase Agreement”), the Company is issuing to the Lender a Warrant exercisable for certain Warrant Shares.

B. In connection with that issuance, the Company has agreed to grant to the Lender certain registration rights with respect to the Warrant Shares on the terms set forth herein.

C. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Note Purchase Agreement.

Agreements

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the specified meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other government actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s $0.001 par value common stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means the holder or holders, as the case may be, from time-to-time of the Registrable Securities.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a registration statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Warrant Shares, (ii) any shares issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the Warrant Shares and (iii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, the Warrant Shares.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

2. Registration.

(a) Piggy-Back Registrations.

(i) If at any time (but without any obligation to do so) when there is not already an effective registration statement covering the Registrable Securities, the Company shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account of any of its equity securities or the account of other holders of any of its equity securities, other than on Form S-4 or Form S-8 (or their then equivalents relating to equity securities to be issued solely in connection with the acquisition of an entity or business, or equity securities issuable in connection with stock option or other employee benefit plans or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall send to each Holder written notice of such decision. If, within fifteen days after receipt of such notice, a Holder does not request in writing to the Company that some or all of such Holder’s Registrable Securities be removed from such registration statement, then the Company shall thereafter use its reasonable best efforts to cause all Registrable Securities which are held by each Holder to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration, subject to the Company’s right to exclude a Holder as set forth below; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each selling Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 2(a) for the same period as the delay in registering such other securities. The foregoing notwithstanding, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(a) if (i) such Registrable Securities are eligible for sale pursuant to Rule 144 and (ii) upon presentation of the appropriate legal opinion and other documentation typically required for the sale of restricted securities under Rule 144, the Company acts promptly in allowing (or causing its stock transfer agent to allow) the sale of such Registrable Securities.

(ii) In the case of an underwritten public offering, if the managing underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company, after consultation with the managing underwriter(s), should reasonably determine that the inclusion of the Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of a Holder, then (A) if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), or (B) if the Company after consultation with the underwriter(s) recommends the inclusion of none of the Registrable Securities, none of the Registrable Securities of any Holder shall be included in such registration statement; provided, however, that if securities are being offered for the account of other Persons as well as the Company, any reduction in the offering of Registrable Securities shall not constitute a greater fraction than the fraction of similar reductions imposed on such other Persons (other than the Company).

(b) “Market Stand-Off” Agreement. Each Holder hereby agrees that, if requested by the Company or the representative of the underwriters of Registrable Securities of the Company, such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Registrable Securities of the Company held by such Holder (other than those included for sale in the registration or acquired in the Company’s first firm commitment underwritten public offering of its Common Stock registered and declared effective under the Securities Act or in the open market thereafter) for a period specified by the representative of the underwriters of equity securities of the Company not to exceed 180 days (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) following the effective date of a registration statement of the Company filed under the Securities Act; provided that the same lock-up is agreed to by all directors and officers of the Company and shareholders individually owning more than 1% of the Company’s outstanding Common Stock. Any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to the Holders, pro rata, based on their percentage equity ownership in the Company.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to or following the effectiveness of such registration, whether or not any Holder has Registrable Securities included in such registration.

3. Registration Procedures. If and whenever the Company effects the registration of any Registrable Securities, the Company shall:

(a) Initial Filing. Not less than five Business Days prior to the filing of the registration statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), (i) furnish to each selling Holder copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of each such selling Holder and (ii) at the request of a selling Holder, and subject to the execution of a confidentiality agreement in form and substance reasonably satisfactory to the Company, cause the Company’s officers, directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such selling Holder, to conduct a reasonable investigation within the meaning of the Securities Act.

(b) Related Matters. Notify each Holder of Registrable Securities to be sold and any counsel therefor as promptly as possible (and, in the case of clause (i)(A) below, not less than five Business Days prior to such filing) (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a registration statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement and (C) with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose and (v) of the occurrence of any event that makes any statement made in a registration statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a registration statement, Prospectus or other documents so that, in the case of such registration statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Incorporation of Certain Matters. If requested by the Holders of a majority of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to a registration statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated therein.

(d) Copies. To the extent requested by any Holder, provide to each Holder and any counsel therefor, without charge, at least one conformed copy of each registration statement and each amendment thereto (including financial statements and schedules, documents incorporated or deemed to be incorporated therein by reference, and all exhibits), such documents to be provided promptly after their filing with the Commission.

(e) Delivery. Promptly deliver to each Holder and any counsel therefor, without charge, as many copies of the Prospectus or Prospectuses and each amendment or supplement thereto as they may reasonably request; and the Company hereby consents to the use of each such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offer and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f) Blue Sky Matters. (A) Prior to any public offering of the Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders and any counsel therefor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities laws (the “Blue Sky laws”) of such jurisdictions within the United States as any Holder reasonably requests in writing and (B) perform or do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of those Registrable Securities covered by a registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(g) Preparation of Certificates. Cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a registration statement, which certificates shall be free of all restrictive legends, and cause such certificates to be in such denominations and registered in such names as each Holder may request at least two Business Days prior to any sale of Registrable Securities.

(h) Misrepresentation. Upon the occurrence of any event contemplated by Section 3(b)(v), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the registration statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such registration statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Listing and Quotation. Use its commercially reasonable efforts to cause all Registrable Securities offered by a registration statement to be quoted on any securities exchange, quotation system or other market on which similar securities issued by the Company are then listed or quoted.

(j) Rule 158. Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any twelve-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the registration statement.

4. Additional Matters.

(a) Holder Information. In connection with a registration statement, each selling Holder shall be required to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the registration statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of such registration statement or any supplemented Prospectus and/or amended registration statement.

(b) Reference to Holder. If a registration statement refers to any Holder by name as the holder of any securities of the Company, then such Holder shall have the right to require the deletion of the reference to such Holder in any amendment or supplement to the registration statement that is filed subsequent to the time that such reference ceases to be required by the Securities Act.

(c) Holder Covenants. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under a registration statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such registration statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with the sale of Registrable Securities pursuant to such registration statement.

(d) Discontinuance. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(b) or suspension of the use of the registration statement pursuant to Section 2(c) hereof, such Holder will immediately discontinue disposition of such Registrable Securities under the registration statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended registration statement contemplated by Section 3(h), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or registration statement.

5. Registration Expenses All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company upon receipt of a detailed invoice, whether or not a registration statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to a registration statement; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall be borne by the Holders selling such Registrable Securities, in proportion to the number of Registrable Securities sold by each such Holder. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made by or with each securities exchange, quotation system or other market on which Registrable Securities are required hereby to be listed or quoted, (B) with respect to filings required to be made with the Commission and (C) in compliance with applicable Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for each Holder in connection with Blue Sky law qualifications of the Registrable Securities and any determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for the Registrable Securities and of printing Prospectuses, if the printing of Prospectuses is requested by the Holders of a majority of the Registrable Securities included in the registration statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements, not to exceed $10,000, of a single counsel for the Holders, (v) Securities Act liability insurance, if the Company so desires such insurance and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including any costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing or quoting of the Registrable Securities on any securities exchange, quotation system or other market on which Registrable Securities are required to be listed or quoted. If the Holders are required to pay any registration expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

6. Indemnification.

(a) Indemnification by the Company. To the extent permitted by law, the Company shall, notwithstanding any termination of this Agreement, defend, indemnify and hold harmless each Holder, each officer, director, manager, owner, agent and employee of each Holder, each Person who controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer, director, manager, owner, agent and employee of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable costs (including, without limitation, costs of investigation, preparation and reasonable attorneys’ fees actually incurred) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement or any Prospectus or any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder which was furnished in writing to the Company by such Holder expressly for use therein, (ii) such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder for use in the registration statement or such Prospectus or in any amendment or supplement thereto or (iii) the use by such Holder of an outdated or defective prospectus (without any Company provided supplement correcting such outdated or defective prospectus) after the Company has notified such Holder in writing that such prospectus is suspended from use, outdated or defective. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of Registrable Securities by a Holder.

(b) Indemnification by Holders. To the extent permitted by law, each Holder shall, severally and not jointly, defend, indemnify and hold harmless the Company, the Company’s directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in a registration statement, any Prospectus or any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that (i) such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in such registration statement or such Prospectus or an amendment or supplement thereto, (ii) such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such registration statement or such Prospectus or any amendment or supplement thereto or (iii) the use by such Holder of an outdated or defective prospectus (without any Company provided supplement correcting such outdated or defective prospectus) after the Company has notified such Holder in writing that such prospectus is suspended from use, outdated or defective. Notwithstanding anything to the contrary contained herein, a Holder shall be liable under this Section 6(b) for only that amount which does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such registration statement.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding following receipt of notice and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding or (iii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent both the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 30 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that the Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require the Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that the Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred in connection with any Proceeding to the extent there would have been indemnification for such fees or expenses if the indemnification provided in this Section was available in accordance with its terms. Notwithstanding anything to the contrary contained herein, a Holder shall be liable or required to contribute under this Section 6(d) for only such amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to the registration statement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning provided in the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that an Indemnifying Party may have to an Indemnified Party.

7. Rule 144. For so long as any Holder owns any Warrant Shares, the Company agrees to timely file (or obtain extensions in respect thereof and file within the applicable extension period) all reports required to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act. In addition, as long as any Holder owns any Warrant Shares, if the Company is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, it will prepare and furnish to each Holder and make publicly available in a timely fashion the information specified in Rule 144. The Company further agrees that it will take such further action as any Holder may reasonably request to the extent required from time-to-time to enable each Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with the foregoing requirements.

8. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or any Holder of any of their obligations under this Agreement, each non-breaching party, in addition to being entitled to exercise all rights granted by law or under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The Company and the Lender also acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) No Inconsistent Agreements. Neither the Company nor any of its Affiliates has, as of the date hereof, entered into and currently in effect, nor shall the Company or any of its Affiliates on or after the date of this Agreement enter into, any agreement with respect to its securities that is inconsistent with the rights granted to each Holder in this Agreement or otherwise conflicts with the provisions hereof, except for registration rights provisions disclosed in a Schedule to the Note Purchase Agreement. Except for registration rights provisions disclosed in a Schedule to the Note Purchase Agreement, neither the Company nor any of its Affiliates has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Lender and the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of each Holder and are not otherwise in conflict with the provisions of this Agreement. The foregoing notwithstanding, this Section 8(b) shall not prohibit the Company from entering into any agreements concerning the registration of securities on Form S-8 or Form S-4.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, shall not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof shall not be given, unless the same shall be in writing and signed by the Company and the applicable Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates generally to the rights of the Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, waived, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d) Notices. Any and all communications required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as provided in the Note Purchase Agreement. The addresses for such communications shall be as provided in the Note Purchase Agreement or such other address or addresses as a party may most recently have designated in writing to the other party hereto.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders. The Lender may assign its rights hereunder in the manner and to the Persons as permitted herein and in the Note Purchase Agreement.

(f) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Warrant and/or the Registrable Securities if: (i) the Holder agrees in writing with the transferee to assign such rights and a copy of such agreement is furnished to the Company, (ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) the transferee agrees in writing with the Company to be bound by all of the provisions of this Agreement and (v) such transfer shall have been made in accordance with the applicable requirements of the Note Purchase Agreement and applicable federal and state securities laws. The rights to assignment shall apply to each Holder and to their subsequent successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) such document with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. The parties hereto agree that a final, non-appealable judgment in any suit or proceeding with respect to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(i) Cumulative Remedies. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and that any other remedy that would otherwise be available to such party at law or in equity shall also be available. The parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.

(j) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(k) Headings; Interpretation. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of, this Agreement. As used herein, (i) the neuter gender includes the masculine or feminine and the singular number includes the plural, and vice versa, as the context may require and (ii) unless the context clearly requires otherwise, the words “herein,” “hereunder” and “hereby,” shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or public or legal holidays, the date shall be construed to mean the next Business Day following such Saturday, Sunday or public or legal holiday. Each party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

(l) Attorney’s Fees. If any party to this Agreement shall bring any action for relief against the other arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney’s fees and costs incurred in bringing or defending such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney’s fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney’s fees shall include, without limitation, reasonable fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party debtor and third party examinations, (iv) discovery and (v) bankruptcy litigation.

(m) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

IN WITNESS WHEREOF, the Lender and the Company have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

The Company:

CALPIAN, INC.

By: /s/ Harold Montgomery, Chief Executive Officer

By: /s/ Harold Montgomery, Secretary

The Lender:

HD SPECIAL-SITUATIONS II, LP

By:	Hunting Dog Capital II, LLC
Its:	General Partner

By: /s/ Todd Blankfort, Managing Member